Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the Report of RegalWorks Media, Inc. (f/k/a AmerElite Solutions, Inc.)  (the “Company”) for the period ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dane B. West, Chief Executive Officer and Principal Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

1.           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 22, 2013

By: /s/ Dane B. West
Dane B. West, President, Chief Executive Officer and Principal Executive Officer